Exhibit 99.1

News Release                                        Contact:
Lara Mahoney
Invacare Corporation
440-329-6393

Invacare Corporation reports EXPECTED IMPACT OF MEDICAL DEVICE EXCISE TAX BASED ON IRS FINAL RULE

Elyria, OH - (December 5, 2012) - The Internal Revenue Service today issued final regulations on the 2.3% excise tax on medical devices that is part of the Affordable Care Act. Invacare Corporation (NYSE: IVC) has reviewed the final regulations and believes that most of its products will be exempt from the tax based on the retail exemption provided in the regulations. Invacare believes that certain products that it sells for institutional use will be subject to the excise tax. Based on its interpretation of the regulations, the Company expects that the impact from the tax when it first takes effect in 2013 will be less than $1.5 million; and it intends to pass it on to the market.

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is the global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 6,200 associates and markets its products in approximately 80 countries around the world. For more information about the Company and its products, visit Invacare's website at www.invacare.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “believe” and “anticipate,” as well as similar comments, are forward-looking in nature that are subject to inherent uncertainties that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties which include, but are not limited to, the following: compliance costs, limitations on the design, production and/or distribution of the Company's products, inability to bid on or win certain contracts, or other adverse effects of enforcement actions from the current, ongoing FDA investigations and the proposed consent decree of injunction, as well as the risk that the Company and the FDA may not reach agreement on the terms of a consent decree; unforeseen circumstances that might delay or adversely impact the results of the third party expert certification audits or FDA re-inspections of the Company's quality systems; adverse changes in government and other third-party payor reimbursement levels and practices both in the U.S. and in other countries (such as, for example, more extensive pre-payment reviews and post-payment audits by payors, or the Medicare national competitive bidding program covering nine metropolitan statistical areas that started in 2011 and an additional 91 metropolitan statistical areas beginning in July 2013), impacts of the U.S. Affordable Care Act that was enacted in 2010 (such as, for example, the expected annual impact on the Company of the excise tax beginning in 2013 on certain medical devices and the Company's ability to successfully offset such impact); legal actions, regulatory proceedings or the Company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company's products or operations in the United States or abroad; product liability claims; exchange rate or tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with greater functionality or lower costs; consolidation of health care providers; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; ineffective cost reduction and restructuring efforts; potential product recalls; possible adverse effects of being leveraged, including interest rate or event of default risks (particularly as might result from the FDA-related issues); decreased availability or increased costs of materials which could increase the Company's costs of producing or acquiring the Company's products, including possible increases in commodity costs or freight costs; heightened vulnerability to a hostile takeover attempt arising from depressed market prices for Company shares; provisions of Ohio law or in the Company's debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in Invacare's reports as filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.